UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2013

PremierWest Bancorp

(Exact Name of Registrant as specified in its charter)

Oregon (State or other jurisdiction of incorporation)	000-50332 (Commission File Number)	93 - 1282171 (IRS Employer Identification No.)

503 Airport Road, Medford, Oregon 97504 Address of Principal Executive Office

Registrant's telephone number including area code	541-618-6003

(Former name or former address, if changed since last report)

Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in Item 5.01 is incorporated by reference into this Item 2.01.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the Merger (as defined below), PremierWest Bancorp, an Oregon corporation (“PremierWest”), notified The NASDAQ Capital Market (“NASDAQ”) on April 9, 2013 that each outstanding share of PremierWest’s common stock, no par value per share, was cancelled and converted into the right to receive $2.00 in cash, without interest, subject to deduction for any required withholding tax, and requested that NASDAQ file with the Securities and Exchange Commission (“SEC”) an application on Form 25 to report that the shares of common stock of PremierWest are no longer listed on NASDAQ. Additionally, PremierWest intends to file with the SEC a Certification on Form 15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requesting that its shares be deregistered and that PremierWest’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended.

Item 5.01	Change in Control Registrant.

On April 9, 2013, PremierWest was acquired by Starbuck Bancshares, Inc., a Minnesota corporation (“Starbuck”), pursuant to the Agreement and Plan of Merger, dated October 29, 2012, as amended by the First Amendment to Agreement and Plan of Merger, dated March 16, 2013 (collectively, the “Merger Agreement”), among PremierWest, Starbuck and Pearl Merger Sub Corp., an Oregon corporation and wholly owned subsidiary of Starbuck (“Merger Sub”). On April 9, 2013, pursuant to and in accordance with the Merger Agreement, PremierWest merged with and into Merger Sub, with Merger Sub the surviving entity (the “Merger”). The funding for this transaction came primarily from pre-existing, legally binding capital commitments from existing investors in Starbuck’s parent, SKBHC Holdings, LLC. In connection with the completion of the Merger, PremierWest common shareholders will receive an amount in cash equal to $2.00 per share, without interest, subject to deduction for any required withholding tax, or approximately $20.1 million to PremierWest’s common shareholders. The terms of the Merger Agreement were previously described in a Current Report on Form 8-K filed by PremierWest with the SEC on October 30, 2012.

Also in connection with the completion of the Merger, pursuant to the Securities Purchase Agreement, dated December 11, 2012, among Starbuck, PremierWest and the U.S. Department of the Treasury (the “Treasury”), Starbuck purchased all of PremierWest’s Fixed Rate Cumulative Perpetual Preferred Stock, Series B and the warrant to purchase shares of common stock issued by PremierWest to the Treasury (collectively, the “TARP Securities”) in exchange for a cash payment of $41.4 million, which TARP Securities were cancelled immediately prior to the Merger.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The directors of Merger Sub immediately prior to the effective time of the Merger are the directors of the surviving corporation, and all directors of PremierWest immediately prior to the effective time of the Merger ceased to be directors at the effective time of the Merger.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 9, 2013	PREMIERWEST BANCORP (Registrant) By: /s/Douglas N. Biddle Douglas N. Biddle Executive Vice President / Chief Financial Officer